RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [•], 2015 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INVESTORCOM, INC., THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY EMAIL AT INFO@INVESTOR-COM.COM, BY TELEPHONE AT (877) 972-0090, OR BY MAIL AT INVESTORCOM, INC., 65 LOCUST AVENUE, NEW CANAAN, CT 06840.

ATRM Holdings, Inc.

Incorporated under the Laws of the State of Minnesota

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of ATRM Holdings, Inc.

Subscription Price: $[•] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN TIME, ON [•], 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase up to [•] shares of Common Stock, with a par value of $0.001 per share, of ATRM Holdings, Inc., a Minnesota corporation, at a subscription price of $[•] per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Use of Subscription Rights Certificate" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to the NOL Protection Mechanics, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions for Use of Subscription Rights Certificate" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of ATRM Holdings, Inc. and the signatures of its duly authorized officers.

Dated: __________

______________________________	______________________________
President and Chief Executive Officer	**Chief Financial Officer and Secretary**

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By Registered Certified or Express Mail	*Overnight Courier*
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

The undersigned elect(s) to:

Exercise ______________ shares x ____[•]____ = ______________
(no. of rights) (subscription ratio) (no. of shares*)

Therefore:

I apply for ______________ shares x ___$[•]___ = $______________
(no. of shares*) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for ______________ shares x ___$[•]___ = $______________
(no. of additional shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $______________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "Computershare Inc., as subscription agent for ATRM", or

☐ Wire transfer of immediately available funds directly to the account maintained by Computershare Inc., as subscription agent for ATRM, for purposes of accepting subscriptions in this Rights Offering at Bank: [•]; Address: [•]; ABA #[•]; Account # [•]; with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights, a certificate representing unexercised Rights or the proceeds of any sale of Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

____

____

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below, I confirm that (1) the NOL Protection Mechanics described in the Prospectus are valid, binding and enforceable against me; (2) any purported exercise of Rights, in violation of the NOL Protection Mechanics described in the Prospectus, will be void and of no force and effect; (3) the Company has the right to void and cancel (and treat as if never exercised) any exercise of Rights, and shares issued pursuant to an exercise of Rights, if any of the agreements, representations or warranties of mine in the subscription documents are false; and (4) I have contacted the Information Agent as requested in the Prospectus if I currently own, directly or indirectly, 62,199 shares or more, or would potentially increase my direct or indirect holdings of common stock from fewer than 62,199 shares to an amount equal to or greater than 62,199 shares by participating in the Rights Offering. Under penalties of perjury, I certify that the information contained herein is true, complete and correct.

Signature(s): ______________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ______________________________
(Name of Bank or Firm)

By: ______________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ATRM HOLDINGS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT INVESTORCOM, INC., THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY EMAIL AT INFO@INVESTOR-COM.COM, BY TELEPHONE AT (877) 972-0090, OR BY MAIL AT INVESTORCOM, INC., 65 LOCUST AVENUE, NEW CANAAN, CT 06840.

* Rounded down to the nearest whole share